Exhibit 3.3

                                                                   EXECUTED COPY


                            CERTIFICATE OF CORRECTION

                     FILED TO CORRECT A CERTAIN ERROR IN THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         CONCURRENT COMPUTER CORPORATION
            FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
                                 ON MAY 5, 1993


     We, Jack A. Bryant, President and Chief Executive Officer, and Kirk L. Somers, General Counsel of Concurrent Computer Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     1.   The name of the corporation is Concurrent Computer Corporation.

     2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on May 5, 1993 (the "Restated Certificate") and that the Restated Certificate contains an inaccurate record of the corporate action taken and requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

     3. The Restated Certificate was not intended to further amend the Corporation's Certificate of Incorporation but was intended to restate and integrate the provisions as theretofore amended or supplemented.

     4. The inaccuracy or defect of the Restated Certificate to be corrected is to incorporate that certain Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock of Concurrent Computer Corporation filed with the Secretary of the State of Delaware on August 13, 1992 (the "Amended Certificate of Designations"). The Amended Certificate of Designations was a supplement to the Corporation's Certificate of Incorporation as of the date of the filing of the Restated Certificate. Therefore, the Amended Certificate of Designations should have been referenced therein.

     5. That pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, Paragraph E of Article FOURTH of the Restated Certificate is corrected to include the following paragraph:

               The Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock of the Corporation filed with the Secretary of State of Delaware on August 13, 1992 and attached hereto as

               Exhibit A (the "Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock") shall be deemed to be incorporated herein by reference and the designations, powers, preferences and relative participating, optional conversion and other special rights of the Series A Participating Cumulative Preferred Stock shall continue in existence and maintained as separately set forth in the Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock. The Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock shall remain a supplement to this restated Certificate of Incorporation of the Corporation effective as of August 13, 1992 and may be amended, restated or supplemented as provided under this restated Certificate of Correction, The Amended Certificate of Designations of Series A Participating Cumulative Preferred Stock, or the General Corporation Law of the State of Delaware.

     6. That pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, the Restated Certificate is corrected to include Exhibit A attached hereto as Exhibit A to the Restated Certificate.

     IN WITNESS WHEREOF, Concurrent Computer Corporation has caused this certificate to signed and attested to by its duly authorized officers on this 7th day of August, 2002.


                                           /s/ Jack A. Bryant
                                           -------------------------------------
                                           Jack A. Bryant
                                           President and Chief Executive Officer
Attest:



/s/  Kirk L. Somers
-----------------------
Kirk L. Somers
General Counsel

                                    EXHIBIT A

                      AMENDED CERTIFICATE OF DESIGNATIONS,
                       PREFERENCES AND RIGHTS OF SERIES A
                     PARTICIPATING CUMULATIVE PREFERED STOCK

                                       of

                         CONCURRENT COMPUTER CORPORATION

                           Pursuant to Section 151 of
                           The General Corporation Law
                            of the State of Delaware

     We,  Denis R. Brown, Chairman of the Board and Chief Executive Officer, and
C. Michael Carter, Secretary of Concurrent Computer Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on July 31, 1992, adopted the following resolution:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provision of its Certificate of Incorporation, the Certificate of Designations, Preferences and Rights of Series A Participating Cumulative Preferred Stock previously adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware be, and it hereby is, amended by deleting the previously filed Certificate of Designations, Preferences and Rights in its entirety and substituting in lieu thereof the following:

     1. 300,000 shares of Preferred Stock of the Corporation, par value $.01 per share, are hereby constituted as a series of Preferred Stock designated as "Series A Participating Cumulative Preferred Stock" (hereinafter called "this series"). The Board of Directors is authorized to decrease and to increase the number of shares of this series.

     2  (a).   Before  any  dividend  or  distribution in cash or other property
(other than dividends payable in stock ranking junior to the shares of this series as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the shares of this series as to dividends and upon liquidation shall be declared or paid or set apart for payment, the holders of shares of this series shall be entitled to receive cash dividends, when and as declared by the Board of Directors, payable quarterly on the fifth day of March, June, September and December (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of this series, in an amount per share (rounded to the nearest cent), subject to the provision


                                      1-A
for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of this series. In the event the Corporation shall at any time after August 14, 1992 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of this series were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     2 (b). The Corporation shall declare a dividend or distribution on this series as provided herein immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock). If the funds available for the payment of such dividend are insufficient to pay in full the dividends payable on all outstanding shares of this series and shares of any other class or series of the Corporation ranking on a parity herewith, the total available funds shall be paid in partial dividends on the shares of such other class or series and the shares of this series ratably in proportion to the respective annual dividend rates per share fixed therefor (such rates being expressed as percentages calculated in each case by dividing the annual dividend payments per share by the amount of the voluntary liquidation preference per share). Accrued but unpaid dividends shall not bear interest.

     2 (c). Dividends shall begin to accrue and be cumulative on outstanding shares of this series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of this series, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares or unless the date of such issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of this series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of this series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3. Each share of this series shall entitle the holder thereof to 100 votes upon all matters upon which holders of Common Stock of the Corporation have the right to vote, such votes to be counted together with those for any other shares of capital stock having the right to vote on such matters and not separately as a class or group.


                                      2-A

     4. This series shall rank junior with respect to payment of dividends and on liquidation to all other classes or series of the Corporation's Preferred Stock outstanding on July 31, 1992 and to all such other series that may be issued after such date except to the extend that any such series specifically provides that it shall rank junior to this series.

     5. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this series unless, prior thereto, the holders of shares of this series shall have received an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this series, except distributions made ratably on this series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of this series were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     6. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this series shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of this series shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. The shares of this series shall not be redeemable nor shall the shares of this series be convertible into or exchangeable for shares of stock of any other class or classes of stock of the Corporation.


                                      3-A

     8. Shares of this series which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares purchased and retired, whether through the operation of a sinking fund or otherwise) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.


     9. So long as any shares of this series are outstanding the Corporation will not:

          (a) Declare or pay, or set apart for payment any dividends (other than dividends payable in stock ranking junior to the shares of this series as to dividends and upon liquidation) or make any distribution, on any other class or series of stock of the Corporation ranking junior to the shares of this series either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition, the Corporation shall be in default with respect to any dividend payable on shares of this series provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class or series in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series.

          (b) Declare or pay, or set apart for payment any dividends (other than dividends payable in stock ranking junior to the shares of this series as to dividends and upon liquidation) or make any distribution, on any other class or series of stock of the Corporation raking on a parity with the shares of this series either as to dividends or upon liquidation, except dividends paid ratably on shares of this series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled and will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of stock ranking on a parity with this series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition, the Corporation shall be in default with respect to any dividend payable on shares of this series, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series.

          (c) Without the affirmative vote of at least a majority of the shares of this series at the time outstanding, given in person or by proxy either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, merge into or consolidate with any other corporation if the shares of the surviving or resulting corporation into or for which shares of this series are converted or exchanged shall be junior as to dividends or upon liquidation to shares of any other class or


                                      4-A
series of stock of the surviving or resulting corporation, except as provided in paragraph 4 hereof.


     10. This series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of this series.

     11.     For  the  purposes  hereof:

          (a) The term "outstanding" when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary;

          (b) The amount of dividends "accrued" on any share of this series as of any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of this series as of any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, but such amount shall not include any interest or per share equivalent of interest.

     (c) Any class of series of stock of the Corporation shall be deemed to rank:

               (i) prior to the shares of this series either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the shares of this series;

               (ii) on  a  parity  with  the  shares of this series either as to dividends or upon liquidation, whether or not the dividend rate, dividend payment dates, or redemptions or liquidation prices per share thereof be different from those of the shares of this series, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the shares of this series;

              (iii) junior the shares of this series either as to dividends or upon liquidation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the shares of this series in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.


                                      5-A